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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         AmerInst Insurance Group, Ltd.
                         ------------------------------
            (Exact name of registrant as specified in its charter)

              Bermuda                                   98-020-7447
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(State of incorporation or organization)      (IRS Employer Identification No.)


c/o USA Offshore Management, Limited, No. 2 Reid Street, Hamilton, Bermuda HM11
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(Address of principal executive offices)                          (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act: None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]


     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]


     Securities Act Registration Statement file number to which this form relates: 333-64929.


     Securities to be registered pursuant to Section 12(g) of the Act:


                   COMMON SHARES, PAR VALUE $1.00 PER SHARE
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                     (Title of class to be so registered)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     This registration statement relates to the common shares, $1.00 par value per share (the "Common Shares"), of AmerInst Insurance Group, Ltd., a Bermuda limited company (the "Company"). The information required in response to this Item with respect to the Common Shares is set forth under the caption "Description of Share Capital" on pages 51-54 of the form of Prospectus/Proxy Statement that is included in Amendment No. 3 to the Company's Registration Statement on Form S-4, Registration No. 333-64929 (the "S-4 Registration Statement"), which was filed with the Securities and Exchange Commission on June 29, 1999. Such information is hereby incorporated herein by reference in its entirety.


Item 2.  EXHIBITS

     The following exhibits are hereby incorporated by reference from the Company's S-4 Registration Statement.

     EXHIBIT
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     A  Exchange Agreement dated as of January 20, 1999, between AmerInst
        Insurance Group, Ltd. and AmerInst Insurance Group, Inc. (incorporated by reference from Exhibit 2.1 of the Company's S-4 Registration Statement).

     B Memorandum of Association of the Company (incorporated by reference from Exhibit 3.1 of the Company's S-4 Registration Statement).

     C Bye-laws of the Company (incorporated by reference from Exhibit 3.2 of the Company's S-4 Registration Statement).

     D Specimen Certificate of Company Common Shares, par value $1.00 per share, of the Company (incorporated by reference from Exhibit 4.1 of the Company's S-4 Registration Statement).
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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMERINST INSURANCE GROUP, LTD.

                    Dated: November 23, 1999

                    By:   /s/ Bruce Fenton
                          __________________________
                          Bruce Fenton

                    Its:  President